UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2010
Brigham Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	001-34224	75-2692967

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Parkway Building Two, Suite 500 Austin, Texas	78730

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 427-3300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.
We are furnishing our press release dated February 24, 2010, which announced our financial results for the fourth quarter and twelve months ended December 31, 2009 and provided first quarter and full year 2010 forecasts. The text of that press release is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.
We are also furnishing our press release dated February 24, 2010, which announced operational results and proved reserves as of December 31, 2009. The text of that press release is attached to this Report as Exhibit 99.2 and is incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
In addition to the filing of this report on Form 8-K and the issuance of the attached press releases, we are also updating our corporate presentation, which can be found on our website at www.bexp3d.com. We caution you that the information provided in our corporate presentation is given as of February 25, 2010 based on currently available information, and that we are not undertaking any obligation to update it as conditions change or other information becomes available.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit 99.1	Press Release dated February 24, 2010.
	Exhibit 99.2	Press Release dated February 24, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY
Date: February 25, 2010
	By:	/s/ Eugene B. Shepherd, Jr.
Eugene B. Shepherd, Jr. Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Item Number	Exhibit

99.1	Press Release dated February 24, 2010.
99.2	Press Release dated February 24, 2010.

4